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                                                                    EXHIBIT 99.6
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                             FORT JAMES CORPORATION

                               STOCK OPTION PLAN

                             FOR OUTSIDE DIRECTORS

                  Amended and Restated as of February 18, 1999
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     FORT JAMES CORPORATION, a Virginia corporation (the "Company"), hereby amends and restates its Stock Option Plan for Outside Directors, effective as of February 18, 1999.

     1.  Purpose. This Stock Option Plan for Outside Directors (the "Plan") is
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intended to advance the interests of the Company by providing directors of the
Company who are not full-time employees of the Company or a subsidiary ("Directors") with an opportunity to acquire a proprietary interest in the Company and an additional incentive to promote its success. Stock options ("Options") granted under the Plan are non-statutory options. The Plan conforms to the provisions of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "`34 Act"), as presently in effect.

     2.  Eligibility and Grant of Options.
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          (a) Each person who first becomes a member of the Company's Board of
     Directors (the "Board of Directors"), as a Director after February 18, 1999 shall receive an Option to purchase 5,000 shares of Common Stock of the Company ("Common Stock") as of the date on which he or she first becomes a Director.
          (b) As of each April 15, beginning April 15, 1999, each Director who has been a Director for at least nine months shall receive an Option to purchase 2,500 shares of Common Stock.
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The option price for each Option shall be determined as of the date of grant, pursuant to Section 4 below. The Company shall effect the grant of Options under the Plan by the execution and delivery of written option agreements between the Company and the Directors receiving the Options ("Optionees").

     3.  Stock.  The Company has reserved an aggregate of 225,000 shares of
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Common Stock for issuance pursuant to the exercise of Options granted under the
Plan. The aggregate number is subject to future adjustments as hereinafter provided in Section 7. The aggregate number of shares of Common Stock reserved shall be reduced by the issuance of shares upon the exercise of Options, but it shall not be reduced if Options, for any reason, expire or terminate unexercised. The Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any part of an Option before (i) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

     4.  Price.  The purchase price of each share of Common Stock covered by an
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Option (the "Option Price") shall be equal to the fair market value, as hereinafter defined, of one share of Common Stock on the date the Option is granted. If the Common Stock is traded in the over-the-counter market, its fair market value on a given day shall be the mean between the closing bid and asked prices on such day as reported by the Nasdaq Stock Market. If the Common Stock is traded on an exchange, its fair market value on a given day shall be the mean of the highest
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and lowest prices at which it is traded on such day on the exchange on which it generally has the greatest trading volume.

     Payment of the Option Price may be made in cash, in shares of Common Stock, or in any combination thereof. Shares of Common Stock used to make any such payment shall be valued at the fair market value thereof on the date of exercise.

     5.  Terms and Limitations on Exercise.  Options may be exercised, in whole
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or in part, but only with respect to whole shares of Common Stock, as outlined below, by giving timely written notice to the Company.
          (a) The term of any Option shall be ten years from the date it is granted. No Option may be exercised after the expiration of its term or after the date set forth in subsection (b), (c) or (d) below, if earlier.

          (b) If an Optionee ceases to be a member of the Board of Directors after he attains age sixty-five or on account of his death or disability (as determined under the Federal Social Security Act), the Optionee (or his or her legatees or distributees or the personal representatives of his or her estate, in the event of his or her death) may exercise his or her outstanding options at any time until the first to occur of (x) the date that is two years after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.

          (c) If an Optionee ceases to be a member of the Board of Directors for any reason other than described in subsection (b) above, the Optionee may exercise his or her outstanding Options at any time until the first to occur of (x) the date that is three months after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.
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          (d) If an Optionee dies after he ceases to be a member of the Board of
     Directors, but within the time period during which his outstanding Options are still exercisable, the Optionee's outstanding Options may be exercised by his or her legatees or distributees or the personal representative of his or her estate. These Options may be exercised at any time until the first to occur of (x) the date that is two years after the Optionee ceases to be a member of the Board of Directors or (y) the date on which the Options expire according to their terms.

          (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted pursuant to the provisions of the `34 Act, as the same now exists or may, from time to time, be amended.

          (f) The exercise of any Option and delivery of the optioned shares shall be contingent upon the receipt by the Company of the full purchase price in cash or shares of Common Stock as provided in Section 4.

     6.  Non-transferability of Options.
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     (a)  In general, Options, by their terms, shall not be transferable other than by will or the laws of descent and distribution, or as described below. Options shall be exercisable, during the lifetime of the Optionee, only by the Optionee or the Optionee's guardian or legal representative.

     (b) Notwithstanding the provisions of subsection (a) and subject to applicable securities laws, an Optionee may transfer any Options that have been or will be granted to the Optionee under this Plan to one or more of the Optionee's immediate family members, to a trust or trusts for the benefit of any one or more of the Optionee's
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     immediate family members, or to a partnership, limited liability company or other entity the only partners, members or interest holders of which are among the Optionee's immediate family members. No consideration may be paid for the transfer of any Option. The transferor shall be subject to all conditions applicable to the Option prior to its transfer. Notwithstanding the provisions of Section 8, the Board of Directors may impose on any Option, and on Common Stock issued upon exercise of an Option, such limitations and conditions as the Board of Directors deems appropriate, and may amend the agreement granting the Option to set forth such limitations and conditions.

     7.  Effect of Stock Dividends and Other Changes.  Appropriate adjustments
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shall be made automatically to the price of the shares and the number of shares subject to option if there are any changes in the Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, or consolidations.

     8.  Administration of the Plan.  The Board of Directors shall be
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responsible for the proper implementation of the Plan, but the Board of
Directors shall not exercise any discretion with respect to the administration of the Plan.

     9.  Expiration and Termination of the Plan.  Options may be granted under
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the Plan at any time until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on June 8, 2004.

     10.  Amendments.  The Board of Directors may from time to time make such
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changes in and additions to the Plan as it may deem proper.  The termination of the Plan or any change or addition to the Plan shall not, without consent of any Optionee who is adversely affected thereby, alter any options previously granted to the Optionee pursuant to the Plan.
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     11.  Effective Date.  The amendment and restatement of the Plan shall be
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effective as of February 18, 1999.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed.

                              FORT JAMES CORPORATION

                              By:_____________________________________